Exhibit 99.1

lululemon announces organizational change

Vancouver, Canada – April 3, 2013 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced a leadership change in the product organization.

In conjunction with a reorganization of our product organization, Chief Product Officer Sheree Waterson will be leaving lululemon effective April 15, 2013. “We appreciate the many contributions that Sheree made during her time with lululemon, particularly in the area of design,” said lululemon’s CEO Christine Day.

Ms. Waterson served as Chief Product Officer. She joined lululemon in 2008 and has over 25 years of consumer and retail industry experience.

About lululemon athletica inc.

lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live long, healthy and fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Creating components for people to live long, healthy and fun lives

Contacts:

Investor Contact:

Joseph Teklits / Jill Gaul

ICR, Inc.

203-682-8200

Media Contact:

Alecia Pulman

ICR, Inc.

203-682-8224

lululemonPR@icrinc.com

Creating components for people to live long, healthy and fun lives